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                                                                    EXHIBIT 4.5

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                          UNITED STATIONERS SUPPLY CO.,

                                    as Issuer

                                       AND

                    UNITED STATIONERS FINANCIAL SERVICES LLC

                           as New Subsidiary Guarantor

                                       AND

                              THE BANK OF NEW YORK,

                                   as Trustee



                          THIRD SUPPLEMENTAL INDENTURE

                             Dated as of May 1, 2001

                                       to

                                    Indenture

                           Dated as of April 15, 1998



                                  $100,000,000

                        8-3/8% Senior Subordinated Notes

                                    due 2008

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     THIRD SUPPLEMENTAL INDENTURE dated as of May 1, 2001, among UNITED
STATIONERS SUPPLY CO., an Illinois corporation (the "COMPANY"), UNITED STATIONERS FINANCIAL SERVICES LLC, an Illinois limited liability company (the "NEW SUBSIDIARY GUARANTOR"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "TRUSTEE").

     WHEREAS, the Company and certain subsidiary guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of April 15, 1998 (the "INDENTURE"), providing for the issuance of $100,000,000 aggregate principal amount of 8-3/8% Senior Subordinated Notes due 2008 (the "NOTES");

     WHEREAS, the Company and The Order People Company, a Delaware corporation ("THE ORDER PEOPLE"), have heretofore executed and delivered to the Trustee a First Supplemental Indenture, dated as of June 30, 2000, by which The Order People was added as a guarantor pursuant to the terms of the Indenture;

     WHEREAS, the Company and United CallCenter Services, Inc., a Delaware corporation (formerly known as Corporate Express CallCenter Services, Inc. ("CALLCENTER"), have heretofore executed and delivered to the Trustee a Second Supplemental Indenture, dated as of July 1, 2000, by which CallCenter was added as a guarantor pursuant to the terms of the Indenture;

     WHEREAS, the Company, the New Subsidiary Guarantor and the Trustee desire by this Third Supplemental Indenture, pursuant to and as contemplated by the provisions of the Indenture relating to the addition of guarantors, including, without limitation, Sections 901 and 1017 thereof, to add the New Subsidiary Guarantor as a guarantor pursuant to the terms of the Indenture;

     WHEREAS, the execution and delivery of this Third Supplemental Indenture has been authorized by resolutions of the Board of Directors of each of the Company and the New Subsidiary Guarantor; and

     WHEREAS, all conditions and requirements necessary to make this Third Supplemental Indenture a valid, binding legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

     NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the holders of the Notes, as follows:

                                   ARTICLE I.

                     ASSUMPTION OF OBLIGATIONS AS GUARANTOR

Section 1.01. ASSUMPTION. The New Subsidiary Guarantor hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of a Guarantor in the Indenture as of the date of this Third Supplemental Indenture, and also hereby expressly and

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unconditionally assumes each and every covenant, agreement and undertaking of a
Guarantor in each Note outstanding on the date of this Third Supplemental Indenture.

                                   ARTICLE II.

                            MISCELLANEOUS PROVISIONS

Section 2.01. TERMS DEFINED. For all purposes of this Third Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Third Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

Section 2.02. INDENTURE. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

Section 2.03. GOVERNING LAW. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

Section 2.04. SUCCESSORS. All agreements of the Company and the New Subsidiary Guarantor in this Third Supplemental Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

Section 2.05. DUPLICATE ORIGINALS. All parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 2.06. SEVERABILITY. In case any one or more of the provisions in this Third Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.07. TRUSTEE DISCLAIMER. The Trustee accepts the amendment of the Indenture effected by this Third Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the New Subsidiary Guarantor, or for or with respect to (i) the validity or sufficiency of this Third Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the New Subsidiary

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Guarantor by corporate action or otherwise, (iii) the due execution hereof by the Company and the New Subsidiary Guarantor or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

Section 2.08. EFFECTIVENESS. This Third Supplemental Indenture shall become effective, once executed, upon receipt by the Trustee of a certificate of an appropriate officer of the Company; and an opinion of Weil, Gotshal & Manges LLP, counsel to the Company, each of which shall be dated no earlier than the date hereof.

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     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental
Indenture to be duly executed as of the day and year written above.

                                         UNITED STATIONERS SUPPLY CO.,
                                         as Issuer

                                         By:
                                               ---------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------

                                         UNITED STATIONERS FINANCIAL
                                         SERVICES LLC, as New Subsidiary
                                         Guarantor

                                         By:
                                               ---------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------

                                         THE BANK OF NEW YORK,
                                         as Trustee

                                         By:
                                               ---------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------